EXHIBIT 4.6

FORM OF

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

This AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this “Agreement”), dated as of [•], 2017, by and among Presidio, Inc. (f/k/a Aegis Holdings, Inc.), a Delaware corporation (the “Company”), and each holder of Securities of the Company that is a party hereto or who may become party to this Agreement from time to time in accordance with the provisions herein (collectively, the “Holders”), amends and restates in its entirety the Securityholders Agreement, dated as of February 2, 2015 (the “Original Agreement”), by and among the Company and the Holders.

WHEREAS, contemporaneously with the execution of this Agreement, the Company is consummating an Initial Public Offering in the form of a Qualified Public Offering of its Common Shares (as such terms are defined in the Original Agreement); and

WHEREAS, pursuant to Section 12(f) of the Original Agreement, the Apollo Holder (as defined below) is amending and restating the Original Agreement for the administrative purpose of remove references to certain terms of the Original Agreement that no longer apply following the consummation by the Company of an Initial Public Offering in the form of a Qualified Public Offering.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions. As used in this Agreement:

“Adoption Agreement” means an adoption agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

“Affiliate” means:

(a) In the case of a Person that is not an individual, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the avoidance of doubt, any co-investment vehicle controlled by any member of the Apollo Group or any of its Affiliates shall be deemed to be an Affiliate of the Apollo Group.

(b) In the case of a Person who is an individual, (i) such individual’s parents, siblings, spouse and children (including those by adoption) and any other Person who lives in such individual’s household (a “Family Member”); the parents, siblings, spouse, or children (including those by adoption) of such Family Member; and any trust whose exclusive beneficiaries consist only of Family Members, the parents, siblings, spouse or children (including those by adoption) of Family Members and/or such individual’s lineal descendants; (ii) the legal representative or guardian of such individual or of any Family Member if such individual or Family Member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with such individual.

As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management VIII, L.P. or its Affiliates.

“Agreement” has the meaning ascribed to such term in the preamble.

“Ancillary Agreement” means any subscription, option, award or grant agreement and/or Adoption Agreement between a Holder and the Company.

“Apollo Group” means the Apollo Holder and any Affiliate thereof (excluding, for the avoidance of doubt, the Company and its Subsidiaries) to which any Securities are issued or Transferred.

“Apollo Holder” means AP VIII Aegis Holdings LP, a Delaware limited partnership.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized by law to close.

“Common Shares” means the shares of common stock of the Company, par value $0.01 per share. As used in this Agreement, Common Shares shall include any shares of restricted stock or any restricted stock units granted to any Management Holders that may be settled in Common Shares.

“Company” has the meaning ascribed to such term in the preamble.

“Confidential Information” means information that is not generally known to the public (except for information known to the public because of the Management Holder’s violation of Section 8(a) of this Agreement or in breach of any other obligation owed by the Management Holder to the Company or any of its Affiliates) and that is used, developed or obtained by the Company or any of its Affiliates in connection with its business, including information, observations and data obtained by the Management Holder while employed by the Company, its Affiliates or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning, with respect to the Company, its Affiliates or any predecessors thereof, its business or affairs, products or services, fees, costs and pricing structures, designs, analyses, drawings, photographs and reports, computer software, including operating systems, applications and program listings, flow charts, manuals and documentation, databases, accounting and business methods, inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, customers and clients and customer or client lists, other copyrightable works, all production methods, processes, technology and trade secrets, and all similar and related information in whatever form. “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date the Management Holder proposes to disclose or use such information; provided that information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, instrumentality or authority thereof, or any court, arbitrator or mediator (public or private).

“Holders” has the meaning ascribed to such term in the preamble.

“Initial Notice” has the meaning ascribed to such term in Section 4(a).

“Initiating Party” has the meaning ascribed to such term in Section 2(b).

“Law” means any law, rule, regulations, judgment, injunction, order, decree or other restriction of any Governmental Entity.

“LTIP” means the 2015 Long-Term Incentive Plan of the Company, as it may be amended or supplemented from time to time.

“Management Holder” means Holders who are employed by, or serve as consultants to or directors of, the Company or any of its Affiliates.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 3(g).

“New Equity Securities” has the meaning ascribed to such term in Section 2(b).

“New HoldCo” has the meaning ascribed to such term in Section 2(b).

“Noncompetition Covenants” has the meaning ascribed to such term in Section 8.

“Non-Marketed Shelf Take-Down” has the meaning ascribed to such term in Section 3(g).

“Options” means options issued to certain Holders pursuant to the LTIP, or any other options, warrants, rights or other securities convertible or exchangeable into or exercisable for Common Shares.

“Original Cost” means, with respect to a Common Share, the original price paid by the Holder for such Common Share, subject to appropriate adjustment for stock splits, stock dividends, extraordinary cash dividends, recapitalizations or other distributions of cash, stock or property, combinations and similar transactions. For the avoidance of doubt, the Original Cost of a Common Share issued upon the exercise of an Option is the exercise price of such Option.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity or a Governmental Entity.

“Piggyback Registration Right” has the meaning ascribed to such term in Section 4(a).

“Policies” means the following policies, handbooks and similar materials, in each case, as they may be amended, modified or supplemented from time to time and as approved by the board of directors (or similar governing body) or committee thereof: (a) the corporate policies of the Company and its Subsidiaries adopted by the Board that will set forth those actions requiring the approval of the Board and (b) such other policies of the Company and its Subsidiaries that may be adopted from time to time by the Board or any committee thereof.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and freewriting prospectuses and in each case including all material incorporated by reference therein.

“Registrable Securities” shall mean Common Shares (including any Common Shares issuable or issued upon exercise, exchange or conversion of any Options) held by the Apollo Group or Management Holders; provided that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities are distributed pursuant to Rule 144 or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Request” has the meaning ascribed to such term in Section 3(a).

“Registration Statement” means a registration statement filed by the Company with the SEC.

“Related Parties” has the meaning ascribed to such term in Section 10(o).

“Reorganization” has the meaning ascribed to such term in Section 2(b).

“Rollover Options” has the meaning set forth in the LTIP.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any similar or successor provision then in force.

“Rule 144A” means Rule 144A promulgated under the Securities Act, or any similar or successor provision then in force.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes Common Shares, Options and any other capital stock or other equity interests of the Company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Holder” has the meaning ascribed to such term in Section 3(g).

“Shelf Registration” has the meaning ascribed to such term in Section 3(g).

“Shelf Take-Down” has the meaning ascribed to such term in Section 3(g).

“Short-Form Registration” has the meaning ascribed to such term in Section 3(g).

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.

“Termination of Service” means (a) if the Management Holder is an employee of the Company or any Subsidiary, the termination of the Management Holder’s employment with the Company and its Subsidiaries for any reason, (b) if the Management Holder is a consultant to the Company or any Subsidiary, the termination of the Management Holder’s consulting relationship with the Company and its Subsidiaries for any reason, and (c) if the Management Holder is a director of the Company or any Subsidiary, the termination of the Management Holder’s service as a director of the Company or such Subsidiary for any reason, including, in the case of each of clauses (a)–(c), as a result of such Subsidiary no longer being a Subsidiary of the Company because of a sale, divestiture, or other disposition of such Subsidiary by the Company (whether such disposition is effected by the Company or another Subsidiary thereof). Notwithstanding the foregoing, (i) a Termination of Service shall not be deemed to have occurred if a Management Holder remains an employee, consultant, or director of the Company or any Subsidiary; and (ii) with respect to any award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.

“Threshold Investment Management Holder” means any Management Holder who invests, in the aggregate (whether through cash, an exchange of securities (including stock options) or a combination thereof), at least $200,000 in Common Shares and/or Rollover Options, as applicable.

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of any Common Shares or Options held at any time by any Holder (or any interest therein or right thereto, including all Common Shares and Options that may be acquired upon the exercise of any Option), regardless of the manner in which such Holder initially acquired such any such Common Shares or Options, or any other transfer of beneficial ownership of any Common Shares or Options, whether voluntary or involuntary. The mere pledge of Common Shares or Options by a Holder of such shares or options as collateral to any institutional lender in connection with any financing shall not be deemed a “Transfer” if such arrangement does not interfere with the administration and implementation of this Agreement; provided that in the case of foreclosure of such pledge, such foreclosure and any other transfer of such Common Shares or Options shall then be deemed a “Transfer.”

“Underwritten Offering” means a sale of Common Shares to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 3(g).

“Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 3(g).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 (or successor rule) promulgated under the Securities Act.

“Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) that relates to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by the Management Holder (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while employed by the Company or any of its Affiliates (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

Section 2. Transfers; Additional Parties.

(a) Securities Restrictions; Legends.

(i) No Common Shares or Options may be Transferred except upon the conditions specified in this Section 2(a), which conditions are intended to ensure compliance with the provisions of the Securities Act.

(ii) Each certificate representing Common Shares or Options (if any) shall (unless otherwise permitted by the provisions of Section 2(a)(iv)) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SECURITYHOLDERS AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SECURITYHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, IMPOSE RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH SECURITYHOLDERS AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(iii) The Holder of any Common Shares or Options, by acceptance thereof, agrees, prior to any voluntary Transfer, to give written notice to the Company of such Holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 2(a). Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion of such Holder’s counsel (which opinion and counsel shall be reasonably satisfactory to the Company), addressed to the

Company, stating that in the opinion of such counsel such proposed Transfer does not require registration or qualification under the Securities Act. Such Holder shall be entitled effect such proposed Transfer in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer or request such opinion ten (10) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within ten (10) days after delivery of such opinion.

(iv) The restrictions imposed by this Section 2(a) upon transferability shall cease and terminate (and the Holder shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2(a)(ii) or containing any other reference to the restrictions imposed by this Section 2(a)) (i) when any such Common Shares or Options are sold or otherwise disposed of pursuant to an effective Registration Statement or (ii) if the Holder of such Common Shares or Options has met the requirements for transfer pursuant to Rule 144.

(b) Reorganization. Upon the written request (i) of the Company, as determined by the Board in its sole discretion, or (ii) of the Apollo Group (such requesting party being referred to as the “Initiating Party”), each Holder shall enter into a capital reorganization transaction (a “Reorganization”) in which each such Holder will become a member, partner or stockholder of a newly formed holding company (“New HoldCo”), which may be a limited liability company, corporation or limited partnership or similar entity and shall cease to be holders of their equity interests in the Company. The Reorganization may be structured, as determined by the Initiating Party in its sole discretion, as a contribution, merger, consolidation, recapitalization or substantially similar transaction in which each Holder exchanges the Common Shares and, if requested by the Company, Options or other derivatives held by such Holder for substantially similar equity securities of New HoldCo (collectively, the “New Equity Securities”). The New Equity Securities shall provide each Holder with economic, voting and other rights, privileges and restrictions that, as determined by the Board in its sole discretion, are no less favorable in the aggregate in all material respects than the economic, voting and other rights, privileges and restrictions that such Holder had prior to such Reorganization with respect to the Common Shares or Options held by such Holder. Upon the occurrence of a Reorganization, either (a) New Holdco shall assume all obligations of the Company under this Agreement and all references herein to the Company and its Common Shares, Options or Securities (or terms of similar import) shall be deemed changed mutatis mutandis to reflect the issuance of the New Equity Securities by New HoldCo and their attendant rights, privileges and restrictions and the assumption of this Agreement by New HoldCo, or (b) upon the request of the Initiating Party, each Holder and New HoldCo shall enter into a new agreement based on terms that are substantially similar to this Agreement and otherwise that do not affect a Holder in a manner materially adverse and substantially different relative to the other Holders. Each Holder and the Company agree to execute any agreements or other documents in connection with the Reorganization that the Initiating Party, deems necessary and proper to consummate the Reorganization and to timely surrender its certificates representing Common Shares or Options prior to the consummation of the Reorganization. If a Reorganization is structured as a merger or consolidation, each Holder shall agree to vote in favor of such merger and waive any dissenters’ rights, appraisal rights or similar rights in connection with the proposed transaction. If any Holder fails or refuses to vote or transfer his, her or its Common Shares as required by, or votes his, her or its Common Shares in contravention of, this Section 2(b), then such Holder hereby grants to the Secretary of the Company an irrevocable proxy, coupled with an interest, to vote such Common Shares in accordance with the provisions of this Section 2(b), and hereby appoints the Secretary of the Company his, her or its attorney-in-fact, to transfer such Common Shares and enter into the requisite agreements and documentation in accordance with the provisions of this Section 2(b).

(c) Improper Transfers. Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any Transfer or attempted Transfer in breach of this Agreement, the Company may hold and refuse to give effect thereto in the books and records of the Company and to transfer any Common Shares, Options or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies that may be available to it or the Holders, and the Person(s) engaging in such Transfer or attempted Transfer shall indemnify and hold harmless the Company and each of the Holders from all losses, claims, damages, liabilities and expenses that such indemnified person may incur (including legal fees and expenses) in enforcing the provisions of this Agreement.

Section 3. Demand Registration Rights.

(a) Subject to the provisions of this Section 3, at any time and from time to time after the date hereof, the Apollo Group may make one or more written requests (“Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities. All Registration Requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

(b) Subject to the provisions of this Section 3, promptly upon receipt of any such Registration Request, the Company will use its best efforts to effect such registration under the Securities Act within 120 days of such request (subject to any lock-up restrictions) of the Registrable Securities that the Company has been so requested to register, including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act. At any time prior to the registration, the Apollo Group may revoke its Registration Request by providing a notice to the Company revoking such Registration Request.

(c) If the Company receives a Registration Request and the Company furnishes to the Apollo Group a copy of a resolution of the Board (certified by the secretary of the Company) stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement (or an Underwritten Shelf Take-Down or a Non-Marketed Shelf Take-Down) to be filed or effected on or before the date such filing or take-downs would otherwise be required hereunder, the Company shall have the right to defer such filing or take-downs for a period of not more than fifty (50) days after the date such filing or take-downs would otherwise be required hereunder. The Company shall not be permitted to take such action more than twice in any 360-day period (except that the Company shall be able to use this right more than twice in any 12-month period if the Company is exercising such right during the 15-day period prior to the Company’s regularly scheduled quarterly earnings announcement date and the total number of days postponement in such 12-month period does not exceed ninety (90) days). If the Company shall so postpone the filing of a Registration Statement, the Apollo Group may withdraw its Registration Request by so advising the Company in writing. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to register Common Shares in connection with a primary offering, the Company shall inform the Apollo Group of the Company’s intent to engage in a primary offering and may require the Apollo Group to withdraw such Registration Request for a period of up to 120 days so that the Company may complete its offering. In the event that the Company ceases to pursue such primary offering, it shall promptly inform the Apollo Group in writing and the Apollo Group shall be permitted to submit a new Registration Request. For the avoidance of doubt, the Apollo Group shall have the right to participate in the Company’s primary offering as provided in Section 4.

(d) Registrations under this Section 3 shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by the Apollo Group and as shall be reasonably acceptable to the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Request. If, in connection with any registration under this Section 3 that is proposed by the Apollo Group to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Apollo Group or the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form. Upon the Company becoming a Well-Known Seasoned Issuer, (x) the Company shall give written notice to the Apollo Group as promptly as practicable but in no event later than ten (10) days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (y) if the Apollo Group so elects in writing at any time thereafter, the Company shall, as promptly as practicable, file an Automatic Shelf Registration Statement, which would cover all of the Registrable Securities of the Apollo Group.

(e) The Company shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Apollo Group to dispose of all of the covered securities.

(f) In the case of an Underwritten Offering that is the subject of a Registration Request, the Apollo Group shall select the underwriter(s) (including the roles thereof); provided that such selection is reasonably acceptable to the Company.

(g) Following such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Apollo Group shall have the right to request in writing an unlimited number of registrations under the Securities Act of all or any portion of the Registrable Securities beneficially owned by any member of the Apollo Group on Form S-3 (or any successor form) or any similar short form registration statement, if available (a “Short-Form Registration”) and the Apollo Group may request that such Short-Form Registration constitute a shelf offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”), in which case the provisions of this Section 3(g) shall be applicable. All written requests for Short-Form

Registrations shall (i) specify the aggregate number of Registrable Securities intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Securities and (iii) whether or not such Short-Form Registration shall be a Shelf Registration, and upon receipt of such request, the Company shall use its best efforts promptly to effect the registration under the Securities Act of the Registrable Securities so requested to be registered. Any Apollo Group member whose Registrable Securities are included in an effective Shelf Registration (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”). If a Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable. Such initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down and that does not involve an Underwritten Offering (a “Non-Marketed Shelf Take-Down”), such Shelf Holder shall so indicate in a written request delivered to the Company no later than three Business Days prior to the expected date of such Non-Marketed Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Shelf Take-Down, and, if necessary, the Company shall file and effect an amendment or supplement to its Short Form Shelf Registration for such purpose as soon as practicable. All determinations as to whether to complete any Non-Marketed Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Shelf Take-Down shall be at the discretion of the applicable Shelf Holder.

Section 4. Piggyback Registration Right.

(a) Participation. Subject to Section 4(b), if the Company proposes to file a Registration Statement, whether on its own behalf or in connection with the exercise of any demand registration rights by the Apollo Group or any other Holder possessing such rights (other than (A) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (B) a registration incidental to an issuance of debt securities under Rule 144A, (C) a registration on Form S-4 or any successor form or (D) a registration on Form S-8 or any successor form), with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 3) that includes any Registrable Securities, then the Company shall give prompt notice (the “Initial Notice”) to the Apollo Group and the Management Holders, and the Apollo Group and the Management Holders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Initial Notice shall offer the Apollo Group and the Management Holders the right, subject to Section 4(b) (the “Piggyback Registration Right”), to register such number of shares of Registrable Securities as each such Holder may request and shall set forth (X) the anticipated filing date of such Registration Statement and (Y) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 4(b), the Company shall include in such Registration Statement such Registrable Securities for which it has received written requests to register within ten (10) days after the Initial Notice has been given.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to Section 3 or this Section 4 involves an Underwritten Offering and the managing underwriter(s) of such proposed Underwritten Offering advises the Company or the Apollo Group that the total or kind of securities that such Holders and any other Persons intend to include in such offering (or Underwritten Shelf Take-Down, as applicable), or that the inclusion of certain Holders in such offering, would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering (or Underwritten Shelf Take-Down, as applicable), then the number of securities proposed to be included in such registration (or Underwritten Shelf Take-Down, as applicable) shall be allocated among the Company and all of the selling Apollo Group and Management Holders and other applicable Holders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering (or Underwritten Shelf Take-Down, as applicable) shall be included in the following order:

(i) In the event of an exercise of any demand registration rights by the Apollo Group or any other Holder possessing such rights:

(1) first, the securities held by the Person(s) exercising such demand registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration;

(2) second, the securities held by the Apollo Group and the Management Holders or other applicable Holders requested to be included in such registration pursuant to the terms of this Section 4 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and

(3) third, the securities to be issued and sold by the Company in such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Company in such registration; and

(2) second, the securities held by the Apollo Group and the Management Holders or other applicable Holders requested to be included in such registration pursuant to the terms of this Section 4 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

In the event that the managing underwriter(s) of such proposed Underwritten Offering (or Underwritten Shelf Take-Down, as applicable) determines that participation in such Underwritten Offering (or Underwritten Shelf Take-Down, as applicable) by a particular Holder or group of Holders (other than the Apollo Group) would be likely to adversely affect such Underwritten Offering (or Underwritten Shelf Take-Down, as applicable), such Holder or group of Holders shall not participate in such Underwritten Offering (or Underwritten Shelf Take-Down, as applicable).

(c) Lock-ups. In connection with any registration by the Company under the Securities Act for sale to the public, no Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Common Shares or Options without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, Common Shares or Options (and such Holders shall enter into customary lock-up agreements to that effect with the Company (and managing underwriter(s), if applicable)).

(d) Company Control. Subject to Section 3, the Company may decline to file a Registration Statement after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement; provided that the Company shall promptly notify each Holder who was to participate in such offering in writing of any such action; provided, further, that the Company shall bear all reasonable and documented out-of-pocket expenses incurred by such Holder or otherwise in connection with such unfilled or withdrawn Registration Statement, up to a maximum of $10,000 per Holder, and no Holder shall be deemed to have made a Registration Request with respect to the unfilled or withdrawn Registration Statement. Except as provided in Section 3(f), the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and provides the questionnaires, powers of attorney, customary indemnities, underwriting agreements, lock-ups (subject to Section 4(c)) and other documents required for such underwriting arrangements. Nothing in this Section 4(e) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Exchange Act Compliance. (A) In the event that the Company registers a class of securities under Section 12 of the Exchange Act, then the Company shall commence to file reports under Section 13 of the Exchange Act and file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, and in any other event the Company shall make and keep public information available, as those terms are understood and defined in Rule 144, and (B) the Company shall, at the request of any Holder if such Holder proposes to sell securities in compliance with Rule 144, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the SEC as set forth in Rule 144 and make available to such Holder such information as will enable the Holder to make sales pursuant to Rule 144.

(g) Form S-8 Registration. As promptly as reasonable practicable following the date hereof, the Company agrees to register on Form S-8 (or any successor form), all Common Shares issuable upon exercise of the Options issued to the Management Holders, to the extent such securities are eligible to be registered thereon; provided that the Company may deregister unsold securities under any such Form S-8 and/or withdraw any such Form S-8 to the extent the Company generally deregisters unsold securities under and/or withdraws its outstanding, unexpired, effective registration statements on Form S-8 and Form S-3.

(h) Expenses. As between the Company and the Holders, the Company will pay all registration fees and other expenses in connection with each registration of Registrable Securities requested pursuant to Section 3 and this Section 4; provided that each Holder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that all Holders as a group shall be entitled to a single counsel (at the Company’s expense) to be selected by the Apollo Group.

Section 5. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Holder, and in the case of the Apollo Holder, its officers, managers, employees, representatives, Affiliates, the Apollo Group and any portfolio companies of any members of the Apollo Group or its Affiliates, against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (i) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (ii) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same.

(b) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation (except in the event of liability for fraud by such selling Holder). The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) Business Days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer; provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(d) Other Indemnification. Indemnification similar to that specified in this Section 5 (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

(e) Contribution. If for any reason the indemnification provided for in Section 5(a) and Section 5(b) is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by Section 5(a) and Section 5(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation.

Section 6. Withholdings. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable Law or regulation, or may permit a Holder to elect to pay the Company any such required withholding taxes. If such Holder so elects, the payment by such Holder of such taxes shall be a condition to the receipt of amounts payable to such Holder under this Agreement. The Company shall, to the extent permitted or required by law, have the right to deduct any such taxes from any payment otherwise due to such Holder.

Section 7. Governance; Information.

(a) Each Holder agrees that the Company shall be governed in accordance with this Agreement, the certificate of incorporation of the Company and the by-laws of the Company, as well as any policies adopted in accordance with the foregoing, in each case, as each may be amended or supplemented from time in accordance therewith. Each Management Holder hereby agrees to be bound by and to act in accordance with the Policies.

(b) In addition to the powers and authorities granted hereunder specifically conferred upon the Board, authority and power to exercise all powers of the Company pursuant to this Agreement or otherwise and do all lawful acts and things as are not by applicable Law, the Company’s organizational documents or this Agreement expressly required to be exercised or done by the Holders or any of them is hereby expressly conferred upon the Board. All determinations by the Board required or permitted pursuant to the terms of this Agreement shall be binding and conclusive, so long as they are made in good faith.

(c) The Company shall furnish to the Apollo Group the annual, quarterly and monthly consolidated financial reports of the Company and its Subsidiaries promptly after the preparation thereof. The Company shall permit the Apollo Group and such Persons as it may designate to visit and inspect any of the properties of the Company and its Subsidiaries, examine the Company’s and any of its Subsidiaries’ books and records and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s and any of its Subsidiaries’ officers, employees and public accountants (and the Company, on behalf of itself and each of its Subsidiaries, hereby authorizes such accountants to discuss with such Holder and such designees such affairs, finances and accounts) during normal business hours and upon reasonable notice. The Apollo Group is expressly permitted to share confidential information of the Company and its Subsidiaries with any potential purchaser of its Common Shares or any potential purchaser of the Company; provided that such potential purchaser executes a customary confidentiality agreement with the Apollo Group or the Company in order to preserve the confidentiality of such information.

Section 8. Agreements of Management Holders. To the extent that a given Threshold Investment Management Holder, as of the date such Threshold Investment Management Holder becomes a party to this Agreement (or, if later, the date a Management Holder becomes a Threshold Investment Management Holder), is not subject to nonsolicitation, non-hire and/or noncompetition covenants of a type similar to those set forth Exhibit B hereto (such covenants, “Noncompetition Covenants”), then such Threshold Investment Management Holder shall execute and deliver to the Company as of such date a Non-Competition, Non-Solicitation and No-Hire Agreement in the form set forth in Exhibit B hereto. In addition, each Management Holder hereby agrees to the provisions in Section 8(a) through 8(d) below. Each Management Holder acknowledges that it has received good and valuable consideration, the sufficiency of which is hereby acknowledged, for the applicable covenants set forth in this Section 8.

(a) Nondisclosure; Confidential Information. Each Management Holder shall not disclose or use at any time, either during his or her employment with or service to the Company and its Subsidiaries or thereafter, any Confidential Information of which the Management Holder is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by such Management Holder’s performance in good faith of duties assigned to such Management Holder by the Company or its Subsidiaries. Each Management Holder shall take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss and theft. Each Management Holder shall deliver to the Company at his or her Termination of Service, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product of the business of the Company or any of its Affiliates that the Management Holder may then possess or have under his or her control. The obligations set forth in this Section 8(a) shall survive each Management Holder’s Termination of Service with the Company and its Subsidiaries. The foregoing does not limit any other nondisclosure or confidentiality obligation otherwise applicable to such Management Holder.

(b) Nondisparagement. Each Management Holder shall not, either during his or her employment with or service to the Company and its Subsidiaries or thereafter, directly or indirectly, whether in writing or orally, publicly make any statement related to the Company, the Apollo Group, the Management Holder’s employment with or service to the Company or the Management Holder’s Termination of Service, including the reasons for or any of the events or circumstances surrounding such Termination of Service, that could reasonably be understood as disparaging the Company or the Apollo Group or any of their respective Affiliates, directors, officers, employees, agents, advisors or representatives or that is intended to harm the business or reputation of the Company, the Apollo Group or any of their respective Affiliates, directors, officers, employees, agents, advisors or representatives; provided, however, that the foregoing shall not be deemed to prevent or impair any Management Holder from testifying in any legal or administrative proceeding or responding to inquiries or requests for information by any regulator or auditor.

(c) No Right of Continued Employment or Engagement of Services. Each Management Holder acknowledges that neither the ownership of any Securities nor any provision contained in this Agreement shall entitle the Management Holder to obtain employment with or engagement for services by, remain in the employment of or otherwise provide services to the Company or any of its Affiliates or affect any right the Company or its Affiliates may have to terminate the Management Holder’s employment or service.

(d) Remedies. Each Management Holder acknowledges that the provisions of this Section 8 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement and in light of the opportunity to invest in the Company and to receive awards under the LTIP. Each Management Holder further acknowledges and agrees that the terms of this Section 8 (inclusive of the Noncompetition Covenants applicable to such Management Holder): (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its Affiliates, (iii) impose no undue hardship on such Management Holder and (iv) are not injurious to the public. Each Management Holder further acknowledges and agrees that a breach of the provisions of this Section 8 (inclusive of the Noncompetition Covenants applicable to such Management Holder) will cause the Company irreparable harm, which cannot be adequately compensated by money damages, and agrees that the Company shall be entitled to temporary and permanent injunctive and other equitable relief (in addition to any other remedies that may be available at law or in equity) in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief) and without the necessity of proof of actual damages. Any severance payment previously made to a Management Holder breaching or attempting to breach this Section 8 (inclusive of the Noncompetition Covenants applicable to such Management Holder) shall be returned to the Company, and no further severance payments shall be made to such Management Holder. If any of the restrictions contained in this Section 8 is found by any court of competent jurisdiction to be unenforceable because it is too broad, then such restriction shall nevertheless remain effective but shall be considered amended to have the broadest terms that such court may find enforceable.

Section 9. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (e) the day on which the same is sent via e-mail and has been confirmed via telephone. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

If to the Company:

Aegis Holdings, Inc.

c/o Apollo Management VIII, L.P.

9 West 57th St.

New York, New York 10019

Attention:         Matthew H. Nord

Email:               nord@apollolp.com

Attention:         Laurie Medley

Email:              lmedley@apollolp.com

Telephone:       212-515-3484

Facsimile:        646-607-0528

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:          Andrew J. Nussbaum

                           Gordon S. Moodie

Email:               AJNussbaum@wlrk.com

                           GSMoodie@wlrk.com

Telephone:        (212) 403-1000

Facsimile:         (212) 403-2000

If to the Apollo Group:

AP VIII Aegis Holdings LP

c/o Apollo Management VIII, L.P.

9 West 57th St.

New York, New York 10019

Attention:          Matthew H. Nord

Email:               nord@apollolp.com

Attention:          Laurie Medley

Email:               lmedley@apollolp.com

Telephone:        212-515-3484

Facsimile:         646-607-0528

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:          Andrew J. Nussbaum

                           Gordon S. Moodie

Email:               AJNussbaum@wlrk.com

                           GSMoodie@wlrk.com

Telephone:        (212) 403-1000

Facsimile:         (212) 403-2000

If to any Management Holder: to the address set forth with respect to such Management Holder in the Company’s records.

The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth in this Section 9 shall be effective for all purposes.

Section 10. Miscellaneous Provisions.

(a) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(b) Jurisdiction; Venue. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself, herself or itself and in respect of his, her or its property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c) Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(d) Interpretation. Each Management Holder shall be bound by the provisions contained in this Agreement, except that if any Management Holder is a party to a subscription, employment or other agreement with the Company or any of its Subsidiaries entered into on or following the date hereof that expressly supersedes any provision of this

Agreement, the superseding provisions of such subscription, employment or other agreement shall control. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. The words “including,” “include” and “includes” shall be deemed to be followed by “without limitation.”

(e) Binding Effect. This Agreement shall be binding upon the Company, the Apollo Holder, the Management Holders, any other Holders, any spouses of individual Holders and their respective heirs, executors, administrators and permitted successors and assigns. Any Holder who Transfers all of his, her or its Common Shares and Options in conformity with the terms of this Agreement shall have no further rights hereunder other than rights to indemnification under Section 5, if applicable (it being understood and agreed, for the avoidance of doubt, that the obligations and restrictions under Section 8 shall continue to apply to a Management Holder after such disposition in accordance with the terms of Section 8).

(f) Amendment; Termination; Waiver. This Agreement may be amended, terminated or waived from time to time by an instrument in writing signed by the Company and the Apollo Holder; provided, however, that if an amendment, termination or waiver would materially disproportionately adversely affect the rights or obligations of the Management Holders as a group relative to the Apollo Holder, such instrument in writing shall also require the signatures of Management Holders who hold at least a majority of the outstanding Common Shares owned by all Management Holders as of the date of such amendment or waiver; provided, further, however, that if Registrable Securities have been registered pursuant to Section 3 or Section 4 prior to any such termination of this Agreement, Section 5 shall survive such termination. No course of dealing between the Company, its Subsidiaries and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. In the event of any amendment of or material waiver under this Agreement, the Company shall provide the Holders with a written notice of such amendment or waiver, with such notice conforming to the requirements set forth in Section 9. A copy of this Agreement and of all amendments hereto shall be filed and maintained at the principal offices of the Company.

(g) Consent of Spouses. The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Shares or Options they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any Common Shares or Options otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(h) Specific Performance; Injunctive Relief. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief (in addition to any other remedies that may be available at law or in equity) in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(i) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(j) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(k) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(l) Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the exhibits, schedules and annexes attached hereto or referred to herein, together with any Ancillary Agreement and the LTIP, sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(m) No Third-Party Beneficiaries. Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(n) Adjustments for Stock Splits. If, and as often as, there are any changes in the Common Shares or Options by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Shares and Options as so changed.

(o) No Recourse. No officer or director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding that certain of the Holders may be limited partnership or limited liability companies, each Holder covenants, agrees and acknowledges that, except as required by applicable Law, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against the Apollo Group or any of its Affiliates or any of its or their former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, accountants, advisors, managers, general or limited partners, assignees or representatives (“Related Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company, the Apollo Group or any Holder, under this Agreement or any documents or instruments delivered in connection with this Agreement in respect of or by reason of obligations or liabilities or their creation.

(p) Additional Issuances. In the event additional Common Shares or Options are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Common Shares or Options, such additional Common Shares or Options, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(q) Assignment. Except as otherwise provided herein, no Holder may assign any of its rights or obligations under this Agreement without the prior written consent of the Apollo Group.

*  *  *  *  *

This Agreement is executed by each of the undersigned to be effective as of the date first above written.

AEGIS HOLDINGS, INC.

By:
Name:	Matthew H. Nord
Title:	Chief Executive Officer and President

AP VIII AEGIS HOLDINGS, L.P. By: AP VIII Aegis Holdings GP, LLC, its general partner

By:
Name:	Laurie Medley
Title:

[Signature Page to Aegis Holdings, Inc. Securityholders Agreement]

Name of Holder:

Name of Spouse:

[Signature Page to Aegis Holdings, Inc. Securityholders Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Amended and Restated Securityholders Agreement, dated as of [•], by and among Aegis Holdings, Inc., a Delaware corporation (the “Company”), and the Holders, a copy of which is attached hereto (as it may be amended or supplemented from time to time, the “Securityholders Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securityholders Agreement), by the transferee or the recipient of an issuance by the Company, as applicable (“Transferee”), executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain Securities of the Company, subject to the terms and conditions of the Securityholders Agreement.

2. Agreement. Transferee (a) agrees that the Securities acquired by Transferee, and certain other Securities that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Securityholders Agreement, pursuant to the terms thereof, (b) hereby adopts the Securityholders Agreement with the same force and effect as if he, she or it were originally a party thereto, and (c) agrees that Transferee shall be deemed to be a [insert “Management Holder” or “Holder,” as applicable] for purposes of the Securityholders Agreement.

3. Notice. Any notice required as permitted by the Securityholders Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4. Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

5. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Securities and in the Securityholders Agreement, to the terms of the Securityholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Adoption Agreement as of the date written below.

Date:                              ,

[NAME]

By:

Name:

Title:

[SPOUSE, IF APPLICABLE]

[Spouse Name]

Address for Notices

[Signature Page to Aegis Holdings, Inc. Adoption Agreement]

EXHIBIT B

FORM OF NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT

(attached)